Exhibit 15.1

Harney Westwood & Riegels LLP

Ground Floor, 5 New Street Square

London EC4A 3BF

United Kingdom

Tel: +44 (0) 20 7842 6080

Fax: +44 (0) 20 7353 0487

23 April 2015

simon.hudd@harneys.com

+44 (0) 20 7842 6097

039181.0030/SCH

ReneSola Ltd

Craigmuir Chambers

PO Box 71

Road Town

Tortola

British Virgin Islands

Dear Sirs

Annual Report on Form 20-F

We hereby consent to the filing of this letter as an exhibit to the Company’s annual report on Form 20-F for the year ended December 31, 2014 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the headings “Item 10. Additional Information—E. Taxation” and “Item 16G. Corporate Governance” in the annual report.

Yours faithfully

/s/ Harney Westwood & Riegels LLP

HARNEY WESTWOOD & RIEGELS LLP

Harney Westwood & Riegels LLP is a limited liability partnership registered in England & Wales.

Reg. No. OC302285, VAT No. 795563084.

A list of partners is available for inspection at our offices.

Mauritius legal services provided through association with BLC Chambers.

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